UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2024

AVANT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-225433 (Commission File Number)	38-4053064 (I.R.S. Employer Identification Number)

c/o Eastbiz.com, Inc 5348 Vegas Drive, Las Vegas, NV 89108

(Address and telephone number of principal executive offices)

(Issuer’s telephone number)

(866) 533-0065

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable

Item 1.02	Termination of a Material Definitive Agreement.

On September 9, 2024, Avant Technologies, Inc. (the "Company" or "Avant") entered into a Cancellation Agreement with Wired4Health, Inc. ("W4H"), a Florida corporation, mutually agreeing to terminate the Asset Purchase Agreement ("APA") dated April 5, 2024, between the two parties.

-Background:

The APA, originally executed on April 5, 2024, between Avant and Wired4Health, pertained to the acquisition of certain technology assets, including agreements with Sentry Data Systems/Craneware, Respec, Inc., and other intellectual property rights related to Wired4Health's business operations. In consideration for the acquisition, Avant had agreed to pay Wired4Health $2,200,000, partially through a secured promissory note and preferred stock.

-Terms of the Cancellation Agreement:

As of September 9, 2024, both parties agreed to cancel and nullify the original APA under the following terms:

1.	Termination of the Original Agreement: The APA dated April 5, 2024, is terminated in its entirety. Any obligations under the Secured Promissory Note and related Security Agreement are rendered null and void;
2.	Retention of Payments: Any payments already made by Avant in the ordinary course of business toward the promissory note are retained by Wired4Health, with the remaining balance of the promissory note deemed void and unenforceable;
3.	Release of Claims: Both Avant and Wired4Health have mutually released and discharged each other from any claims, liabilities, or demands related to the APA. Neither party shall have any further obligations or claims against the other;
4.	Voidance of Instruments: The Secured Promissory Note and any other instruments associated with the APA are void and have no further legal effect;
5.	No Further Obligations: The parties have agreed that there are no further penalties, remedies, or obligations due to either party following the cancellation of the APA.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

William Hisey - CFO Resignation:

Effective September 9, 2024, Mr. Hisey vacated his position as Chief Financial Officer (the “CFO”) of the Company. Mr. Hisey`s vacated without any conflicts with the Company's board of directors. Mr. Racius, the current Chief Operating Officer (the “COO”), Director, and Treasurer, was reappointed as the Company's Chief Financial Officer (the “CFO”) while continuing his roles as Director and Treasurer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Cancellation Agreement between Avant Technologies, Inc. and Wired4Health, Inc. dated September 9, 2024

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 10, 2024	AVANT TECHNOLOGIES, INC.

	By:	/s/	Vitalis Racius
		Name:	Vitalis Racius
		Title:	Chief Operating Officer, Director & Treasurer